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                      TRANSFER AGENCY FEE WAIVER AGREEMENT

     THIS AGREEMENT, dated as of February 6, 2008, between The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (each a "Company" and collectively, the "Companies") on behalf of each series of the Companies (each a "Fund" and collectively, the "Funds") and Hartford Administrative Services Company (the "Transfer Agent").

     WHEREAS, the Transfer Agent has been appointed the transfer agent of each of the Funds pursuant to a Transfer Agency and Service Agreement between each Company, on behalf of the Funds, and the Transfer Agent; and

     WHEREAS, each Company and the Transfer Agent desire to enter into the arrangements described herein relating to the transfer agency fees of the Funds;

     NOW, THEREFORE, each Company and the Transfer Agent hereby agree as follows:

     1. For the period commencing November 1, 2007 through February 28, 2009, the Transfer Agent hereby agrees to reimburse any portion of the transfer agency fees over 0.30% of the average daily net assets per fiscal year for each class of shares for each Fund.

     2. The reimbursement described in Section 1 above is not subject to recoupment by the Transfer Agent.

     3. The Transfer Agent understands and intends that the Funds will rely on this Agreement (1) in preparing and filing amendments to the registration statements for the Companies on Form N-1A with the Securities and Exchange Commission, (2) in accruing each Fund's expenses for purposes of calculating its net asset value per share and (3) for certain other purposes and expressly permits the Funds to do so.

     4. This Agreement shall renew automatically for one-year terms unless the Transfer Agent provides written notice of termination prior to the start of such term.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.


/s/ Tamara L. Fagely
-------------------------------------
Name: Tamara L. Fagely
Title: Vice President, Treasurer and Controller


THE HARTFORD MUTUAL FUNDS II, INC.


/s/ Tamara L. Fagely
-------------------------------------
Name: Tamara L. Fagely
Title: Vice President, Treasurer and Controller


HARTFORD ADMINISTRATIVE SERVICES COMPANY


/s/ Robert Arena
-------------------------------------
Name: Robert Arena
Title: Director and Senior Vice President


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